LEASE AGREEMENT

Between

REDUS NC COMMERCIAL, LLC,
a Delaware limited liability company,
as Landlord

And

CHANTICLEER HOLDINGS, INC.,
a Delaware corporation,
as Tenant

Dated: June 11, 2014

TABLE OF CONTENTS

Page

BASIC LEASE PROVISIONS

The following is a summary of some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control.

1. Building (See Section 1): Quail Plaza
   7621 Little Avenue
   Charlotte, North Carolina 28226

2. Premises (See Section 1):

   Suite: 414
   Floor: Fourth (4th)
   Rentable Square Feet: ± 1,855 RSF

3. Term (See Section 2): Fifty (50) months

4. Base Rent (See Sections 2 and 3):

Period	Annual Base Rent	Monthly Installment
Month 1 - Month 2	$0.00	$0.00
Month 3 - Month 12	$34,317.50	$2,859.79
Month 13 - Month 24	$34,832.28	$2,902.69
Month 25 - Month 36	$35,964.36	$2,997.03
Month 37 - Month 48	$37,133.16	$3,094.43
Month 49 - Month 50	$38,340.00	$3,195.00

5. Security Deposit (See Section 44): None

6. Landlord's Broker (See Section 53): CK Charlotte Suburban Brokerage, LLC

   Tenant's Broker (See Section 53): none

7. Notice Address: See Section 54

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into this ___ day of June, 2014, by and between **REDUS NC COMMERCIAL, LLC**, a Delaware limited liability company (hereinafter called "Landlord"); and **CHANTICLEER HOLDINGS, INC.**, a Delaware corporation (hereinafter called "Tenant").

1. Premises. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for general office purposes of a type customary for first-class office buildings, the following described space (hereinafter called the "Premises"):

Approximately 1,855 rentable square feet of space located on the fourth (4th) floor of a five-story building (the "Building") located on the real property described in Exhibit "A" attached hereto (the "Property"), said Premises to be located as shown by diagonal lines on the drawing attached hereto as Exhibit "A-1" and made a part hereof by reference. Notwithstanding anything provided in this Lease to the contrary, no easement for light, air or view is granted to Tenant hereunder. The Building may now or hereafter be located within a larger office park or project (the "Project"), together with any and all improvements now or hereafter located thereon and together with any additional land and/or buildings which are hereinafter made a part of the Project. The Premises shall be prepared for Tenant's occupancy in the manner and subject to the provisions of Exhibit "B" attached hereto and made a part of hereof. Landlord and Tenant agree that the number of rentable square feet described above has been confirmed and is not subject to contest by Tenant.

2. Lease Term. Tenant shall have and hold the Premises for a term ("Term") commencing on the date (the "Commencement Date") that Landlord delivers possession of the Premises to Tenant, and terminating at midnight on the last day (the "Expiration Date") of the fiftieth (50th) full calendar month following the Commencement Date, unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit "C", specifying the Commencement Date and the Expiration Date. The Commencement Date is estimated to be June 20, 2014, but may be earlier to accommodate Tenant's desire to occupy the Premises as soon as possible.

3. Base Rent. Tenant shall pay to Landlord, at REDUS NC Commercial, LLC/Quail Plaza, P.O. Box 602771, Charlotte, NC 28260-2771 (or, for overnight mailing, at REDUS NC Commercial, LLC/Quail Plaza, Lockbox Services 602771, 1525 West W.T. Harris Blvd., 2C2, Charlotte, NC 28262), or at such other place as Landlord shall designate in writing to Tenant, annual base rent ("Base Rent") in the amounts set forth in the Basic Lease Provisions. The term "Lease Year", as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date.

4. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent

shall be due and payable on the date of execution of this Lease by Tenant for the third month's Base Rent and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following such third month during the Term hereof; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to reflect the applicable partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment. Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term "Rent", as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

5. **Late Charge**. Other remedies for non-payment of Rent notwithstanding: (i) if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, and/or (ii) if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) business day following the date Tenant was invoiced, then a late charge of five percent (5%) percent of such past due amounts shall be immediately due and payable as Additional Rent and interest shall accrue from the date past due until paid at the lower of twelve percent (12%) per annum or the highest rate permitted by applicable law.

6. **Partial Payment**. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

7. **Construction of this Agreement**. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Time is of the essence of this Lease.

8. **Use of Premises**.

(a) Tenant shall use and occupy the Premises for general office purposes of a type customary for first-class office buildings and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building.

(b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a "hazardous or toxic material," as that term is hereafter defined. "Hazardous or toxic material" shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act);

hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of de minimis amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

9. **Definitions**. "Landlord," as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. "Tenant" shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties. The term "Agent" as used herein shall mean Childress Klein Properties, Inc., a North Carolina corporation, and its successors and assigns.

10. **Repairs By Landlord**. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Section 28 and 29 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls, roof, common areas, foundation, structural portions and the Buildings mechanical, electrical, plumbing and HVAC systems (but not any systems installed specially for Tenant such as supplemental HVAC units), provided such repairs are not occasioned by Tenant; Tenant's invitees or anyone in the employ or control of Tenant.

11. **Repairs By Tenant**. Except as described in Section 10 above, Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant's agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, (ii) the moving of any Property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

12. Alterations and Improvements. Except for minor, decorative alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $10,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent may be granted or withheld in the sole, unfettered discretion of Landlord (if the alterations will affect the Building structure or systems or will be visible from outside the Premises), but which consent shall not be unreasonably withheld (if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises). Upon Landlord's request, Tenant will furnish Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for its reasonable cost to review such plans. Any approval by Landlord of or consent by Landlord to, any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto, and such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, with Tenant being responsible for all of the same. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements must be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants (i.e., any loud work must be performed during non-business hours) and Tenant must maintain appropriate liability and builder's risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord's contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord. Landlord agrees to assign to Tenant any rights it may have against the contractor of the Premises with respect to any work performed by said contractor in connection with improvements made by Landlord at the request of Tenant.

13. Operating Expenses.

(a) Tenant agrees to reimburse Landlord throughout the Term, as Additional Rent hereunder for Tenant's Share (as defined below) of the annual Operating Expenses (as defined below) in excess of the Operating Expenses for calendar year 2014 (hereinafter called the "Base Year Amount"). The term "Tenant's Share" shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building. If Tenant does not lease the Premises during the entire full calendar year in which the Term of this Lease commences or ends, Tenant's Share of excess Operating Expenses for the

applicable calendar year shall be appropriately prorated for the partial year, based on the number of days Tenant has leased the Premises during that year.

(b) Operating Expenses shall be all those expenses of operating, servicing, managing, maintaining and repairing the Property, Building, all parking areas and related common areas (as well as an allocation of certain Project expenses, as reasonably allocated by Landlord to the Building and the other buildings in the Project) in a manner deemed by Landlord reasonable and appropriate and in the best interest of the tenants of the Building and in a manner consistent with first-class office buildings in Charlotte, North Carolina. Operating Expenses shall include, without limitation, the following:

(1) All taxes and assessments, whether general or special, applicable to the Property and the Building, which shall include real and personal property ad valorem taxes, and any and all reasonable costs and expenses incurred by Landlord in seeking a reduction of any such taxes and assessments. However, Tenant shall not be obligated for taxes on the net income from the operation of the Building, unless there is imposed in the future a tax on rental income on the Building in lieu of the real property ad valorem taxes, in which event such tax shall be deemed an Operating Expense of the Building.

(2) Insurance premiums and deductible amounts, including, without limitation, for commercial general liability, "all risks" property, rent loss and other coverages carried by Landlord on the Building and Property.

(3) All utilities, including, without limitation, water, power, heating, lighting, ventilation, sanitary sewer and air conditioning of the Building, but not including those utility charges actually paid by Tenant or other tenants of the Building.

(4) Janitorial and maintenance expenses, including:

(i) Janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building;

(ii) The cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements;

(5) Management fees (or a charge equal to fair market management fees if Landlord provides its own management services) and the market rental value of a management office;

(6) The costs, including interest, amortized over its useful life, of any capital improvement made to the Building by or on behalf of Landlord after the date of this Lease which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Building as of the date of this Lease, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building or which is acquired to improve the safety of the Building or Project.

(7) All services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas.

(8) Wages and salaries of Landlord's employees (not above the level of Building Manager) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits.

(9) Legal and accounting costs.

(10) Costs to maintain and repair the Building and Property.

(11) Landscaping and security costs unless Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above,

(12) The Building's allocated share (as reasonably determined by Landlord) of certain expenses which are incurred on a Project-wide basis including, without limitation, costs in connection with (i) landscaping, (ii) utility and road repairs, (iii) security, (iv) signage installation, replacement and repair and (v) taxes or assessments which are not assessed against a particular building or the parcel on which it is located.

(c) Landlord shall, on or before the Commencement Date and on or before December 20 of each calendar year, provide Tenant a statement of the estimated monthly installments of Tenant's Share of excess Operating Expenses increases which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the upcoming calendar year, as the case may be. As soon as practicable after December 31 of each calendar year during the Term of this Lease, Landlord shall furnish to Tenant an itemized statement of the Operating Expenses within the Building for the calendar year then ended. Upon reasonable prior written request given not later than thirty (30) days following the date Landlord's statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support the itemized statement. If Tenant does not notify Landlord of any objection to Landlord's itemized statement within thirty (30) days of Landlord's delivery thereof, Tenant shall be deemed to have accepted such statement as true and correct and shall be deemed to have waived any right to dispute the excess Operating Expenses due pursuant to that statement.

(i) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Sections 3 and 4 hereinabove, as Additional Rent hereunder, the estimated monthly installment of Tenant's Share of the excess Operating Expenses for the calendar year in question. At the end of any calendar year if Tenant has paid to Landlord an amount in excess of Tenant's Share of excess Operating Expenses for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant's Share of excess Operating

Expenses for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

(ii) For the calendar year in which this Lease terminates, and is not extended or renewed, the provisions of this Section shall apply, but Tenant's Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the prorata portion of Tenant's Share for such calendar year (in the manner provided above) and when the actual prorated Tenant's Share for such calendar year is determined Landlord shall send a statement to Tenant and if such statements reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year exceeded the actual prorated Tenant's Share for such calendar year, Landlord shall include a check for that amount along with the statement. If the statement reveals that Tenant's estimated payments for the prorated Tenant's Share for such calendar year were less than the actual prorated Tenant's Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days of the date Tenant receives Landlord's statement.

(iii) If the Building is less than ninety-five percent (95%) occupied throughout any calendar year of the Term, then the actual Operating Expenses for the calendar year in question shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been fully occupied throughout such calendar year. If the provisions of this subsection are applied in any calendar year the Base Year Amount shall likewise be adjusted for the calendar year on which it is based.

14. <u>Landlord's Failure to Give Possession</u>. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant if such failure is due to no fault of Landlord, to the failure of any construction or remodeling of the Premises by Tenant to be completed or to the failure of any previous tenant to vacate the Premises. Landlord will use commercially reasonable efforts to give possession to Tenant by the scheduled Commencement Date of the Term. If Landlord's failure to do so is caused by the act of any previous tenant holding over, Landlord agrees to transfer to Tenant the right to prosecute in its own name any cause of action which Landlord may have against such tenant holding over, Tenant to hold for itself any recovery in such action, except for any amounts due Landlord as Rent hereunder.

15. <u>Acceptance and Waiver</u>. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is an entity, its officers, members, partners, managers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not apply to any damages or injury caused by or resulting from the negligence or willful misconduct of Landlord.

16. Signs. A listing in the Building directory and a Building standard suite entry shall be installed on the door to the Premises or adjacent to the entry to the Premises as part of the Work and the cost thereof shall be at Landlord's expense. Otherwise, Tenant shall not paint or place signs, placards, or other advertisement of any character upon the windows or inside walls of the Premises except with the consent of Landlord which consent may be withheld by Landlord in its absolute discretion, and Tenant shall place no signs upon the outside walls, common areas or the roof of the Building.

17. Advertising. Landlord may advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods may exhibit the Premises to prospective tenants.

18. Removal of Fixtures. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which it has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant repairs all damages to the Premises caused by such removal.

19. Entering Premises. Landlord or Agent may enter the Premises at reasonable hours provided that Landlord's and Agent's entry shall not unreasonably interrupt Tenant's business operations and that prior notice is given when reasonably possible (and, if in the opinion of Landlord or Agent any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 20 below (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord and Agent shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while said repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a setoff or counterclaim for damages against Landlord or Agent by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. All such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay all overtime and other extra costs.

20. Services.

(a) The normal business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and 8:00 A.M. to Noon on Saturday, exclusive of holidays reasonably designated by Landlord ("Building Holidays"). Initially and until further notice by

Landlord to Tenant, the Building Holidays shall be: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (and the day after Thanksgiving) and Christmas. Landlord shall furnish the following services during the normal business hours of the Building except as noted:

(1) Elevator service for passenger and delivery needs;

(2) Air conditioning sufficient to cool the Premises and heat sufficient to warm the Premises to maintain, in Landlord's reasonable judgment, comfortable temperatures in the Premises, subject to governmental regulations and then existing Building capacities;

(3) Hot and cold running water for all restrooms and lavatories;

(4) Soap, paper towels, and toilet tissue for public restrooms;

(5) Janitorial service Monday through Friday, in keeping with the standards generally maintained in similar office buildings in the Charlotte, North Carolina area;

(6) Custodial, electrical and mechanical maintenance services are provided Monday through Friday;

(7) Electric power for lighting and for small business machinery only (e.g., typewriters, work processing equipment, small personal computers and other small office equipment) not in excess of a total of 3 watts per rentable square foot of the Premises at 100% connected load, subject to governmental regulations and then existing Building capacities;

(8) Repairs and maintenance as described in Section 10 of this Lease; and

(9) General management, including supervision, inspections, recordkeeping, accounting, leasing and related management functions.

(b) Tenant shall have no right to any services in excess of those provided herein. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to: charge Tenant as Additional, Rent hereunder a reasonable sum as reimbursement for the direct cost of such added services; charge Tenant for the cost of any additional equipment or facilities or modifications thereto, necessary to provide the additional services; and/or to discontinue providing such excess services to Tenant.

(c) Tenant shall not, without Landlord's prior written consent, (i) use any equipment or machinery in the Premises which, in Landlord's opinion, will overload the wiring installations or the electrical distribution system for the Premises or the Building or interfere with the reasonable use thereof by other tenants of the Building or (ii) connect any additional items to the electrical distribution system for the Premises or the Building or make any alteration or addition to such system. Any such consent granted by Landlord may be conditioned upon (1) Landlord's approval of all plans and specifications for such use and Landlord's determination that such proposed use will not materially or adversely affect the operation or use of the Building, (2) separate meters being installed at Tenant's expense (or Tenant paying the excess

costs for such electrical usage as may be established by an engineer hired by Landlord at Tenant's expense), and (3) Tenant reimbursing Landlord for all costs incurred by Landlord in connection therewith.

(d) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent or any right to terminate this Lease. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above.

21. Indemnities. Tenant does hereby indemnify and save harmless Landlord and Agent against all claims for damages to persons or property which are caused anywhere in the Building or on the Property by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents (including, Agent), or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damaged persons or property if caused by the negligence or willful misconduct of Landlord, its agents (including, Agent) or employees. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorneys' fees. The indemnities contained herein do not override the waivers contained in Section 22(d) below.

22. Tenant's Insurance; Waivers.

(a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(1) Liability Insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 22(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 21 and, if necessary, the policy shall contain a contractual endorsement to that effect. The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Tenant's use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy applies separately to the Premises.

(2) Boiler and machinery insurance in adequate amounts on all fired objects and other fired pressure vessels and systems serving the Premises (if any); and if the said objects and the damage that may be caused by them or result from them are not covered by

Tenant's extended coverage insurance, then such insurance shall be in an amount not less than $250,000.00 and be issued on a replacement cost basis.

(3) Insurance covering all of the items included in Tenant's leasehold improvements, heating, ventilating and air conditioning and other equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 12, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Tenant's insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 28 of this Lease.

(4) Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $500,000.00.

(5) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises which insurance shall be issued on the ISO Causes of Loss - Special Form basis (or its equivalent).

(b) All policies of the insurance provided for in Section 22(a) shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-X in the most current available "Best's Insurance Reports", and licensed to do business in the state in which Landlord's Building is located. Each and every such policy:

(1) shall name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) and the coverage in (ii) and (iii) shall also name Landlord as loss payee.

(2) shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of the Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(3) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(4) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any insurance provided for in Section 22(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(1) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(2) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

(3) such blanket policy shall (i) specify the amount of the total insurance allocated to the Premises, which amount shall not be less than the amount required for the applicable insurance, and evidence of this shall be specified on the certificate of insurance, (ii) specify that all applicable coverages will be available for claims arising from a single location, including, without limitation, the Premises, and (iii) be in an amount sufficient to prevent any one of the assureds from becoming a co-insurer within the terms of the applicable policy;

(4) and the requirements set forth in this Section 22 are otherwise satisfied.

(d) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by ISO Causes of Loss - Special Form property insurance of the type described in Section 22(a)(iii) above. Tenant's waiver in favor of Landlord in the foregoing sentence is deemed to also favor Agent. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable ISO Causes of Loss - Special Form fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary ISO Causes of Loss - Special Form insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by ISO Causes of Loss - Special Form insurance of the type described in Section 22(a)(iii). To further effectuate the provisions of this Section 22(d), Landlord and Tenant both agree to provide copies of this Lease (and in particular, these waivers) to their respective insurance carriers and to require such insurance carriers to waive all rights of subrogation against the other party with respect to property damage covered by the applicable ISO Causes of Loss - Special Form fire and casualty insurance policy.

23. <u>Governmental Requirements</u>. Tenant shall, at its own expense, promptly comply with all requirements of any legally constituted governmental or public authority made necessary by reason of Tenant's occupancy of the Premises, including, without limitation, the Americans with Disabilities Act.

24. Abandonment of Premises. Tenant agrees not to abandon or vacate the Premises during the Term of this Lease. If Tenant does abandon or vacate the Premises for more than ninety (90) days, Landlord may terminate this Lease, by written notice to Tenant at any time prior to Tenant reoccupying the Premises, but such termination shall not entitle Landlord to pursue any other remedies unless an uncured event of default then exists, in which case Landlord may pursue any and all remedies provided by this Lease, at law or in equity.

25. Assignment and Subletting. Tenant may not, without the prior written consent of Landlord, which consent may he withheld by Landlord in its sole, unfettered discretion, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord's prior written consent. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Tenant shall reimburse Landlord for its legal and administrative costs in reviewing any such proposed assignment or sublease. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. In addition, upon any request by Tenant for Landlord's consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request); provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord's notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord's recapture notice shall be null and void. If Tenant desires to assign or sublease, Tenant must provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to let Landlord evaluate the proposed transaction. Landlord shall notify Tenant within twenty (20) days of its receipt of such notice whether Landlord elects to exercise its recapture right and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed not to have elected to recapture and not to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant's reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay 75% of such excess to Landlord as and when the monthly payments are received by Tenant.

26. Default. If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within five (5) business days after written notice of such default is given to Tenant by Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure

such default within thirty (30) days after written notice of such default is given to Tenant by Landlord or, if such default cannot be cured within thirty (30) days, Tenant shall not be in default if Tenant promptly commences and diligently proceeds the cure to completion as soon as possible and in all events within ninety (90) days; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's Property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or if Tenant's effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or, if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after the death to an assignee approved by Landlord; then, and in any of said events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 27 below.

27. **Remedies**. Upon the occurrence of any default set forth in Section 26 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

(a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

(b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including without limitation, the then present value of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the term as originally scheduled hereunder, minus (ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker licensed in the State of North Carolina, who has at least ten (10) years experience, immediately prior to the date in question evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorneys' fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

(c) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or a portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable. Landlord shall have no obligation to attempt to re-let the Premises or any part thereof. Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

(d) allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due; or

(e) pursue such other remedies as are available at law or in equity.

28. Destruction or Damage.

(a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord's reasonable opinion the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord's reasonable estimate of the time necessary to restore the damage, or if the damage is not fully covered by standard ISO Causes of Loss - Special Form property insurance, or if Landlord's lender requires that the insurance proceeds be applied to its loan, Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice to Tenant on or before thirty (30) days following Landlord's notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with notice within sixty (60) days following the date of the damage of the estimated time needed to restore, whether the loss is covered by Landlord's insurance coverage and whether or not Landlord's lender requires the insurance proceeds be applied to its loan.

(b) If the Premises are damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided in subsection (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing within sixty (60) days of the date of the damage that the damage will be restored (and will include Landlord's good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence. Tenant shall be responsible to restore any items it is required to insure under this Lease.

29. Eminent Domain. If the whole of the Building or Premises, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of said events, Landlord may terminate this Lease by written notice to Tenant and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and

Tenant as of that date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if Landlord elects not to terminate this Lease, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord. Tenant shall, however, have the right to pursue any separate award that does not reduce the award to which Landlord is entitled.

30. **Service of Notice**. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

31. **Mortgagee's Rights**.

(a) Tenant agrees that this Lease shall be subject and subordinate (i) to any mortgage, deed to secure debt or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed to secure debt or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord's interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as "Security Documents"). Tenant agrees upon request of the holder of any Security Documents ("Holder") to hereafter execute any documents which the counsel for Landlord or Holder may deem necessary to evidence the subordination of the Lease to the Security Documents. If Tenant fails to execute any such requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

(b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure ("Purchaser"), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

(c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord); or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of the Lease made without its consent.

(d) Tenant hereby acknowledges that if the interest of Landlord hereunder is covered by an assignment of Landlords interest in Lease, Tenant shall pay all Rent due and payable under the Lease directly to the Holder of the assignment of Landlords interest in Lease upon notification of the exercise of the rights thereunder by the Holder thereof.

(e) Notwithstanding anything to the contrary set forth in this Section 31, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

32. **Tenant's Estoppel**. Tenant shall, from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and has no offsets or defenses against Landlord under this Lease, whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default) and such other statements as Landlord shall reasonably request, it being intended that any such statement delivered pursuant to this paragraph may he relied upon by a prospective purchaser of Landlord's interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord's interest in the Premises.

33. **Attorneys' Fees and Homestead**. If Tenant fails to pay any Rent or other sum due and owing under this Lease, and such sum is thereafter collected by or through an attorney at law, then, in addition to such sums, Tenant shall also pay Landlord's reasonable attorneys' fees incurred in such collection. Further, if Landlord exercises any of the remedies provided to Landlord under this Lease as a result of Tenant's failure to comply with its obligations, or if Landlord brings any action to enforce its rights under this Lease, Tenant shall be obligated to reimburse Landlord, on demand, for all costs and expenses, including reasonable attorneys' fees and court costs, incurred in connection therewith; provided, however that a recovery of attorneys' fees by Landlord against Tenant under this sentence shall include, but shall not

duplicate, the recovery by Landlord against Tenant of its reasonable attorneys' fees and other reasonable costs of collection permitted under the first sentence of this Paragraph. Tenant waives all homestead rights and exemptions which he may have under any law against any obligations owing under this Lease and Tenant hereby assigns to Landlord his homestead and exemption.

34. **Parking**. No rights to specific parking spaces are granted under this Lease; however, subject to Landlord's rights pursuant to the remainder of this Section 34, Tenant shall be entitled to use on a non-exclusive basis up to three and three-tenths (3.3) spaces per each 1,000 rentable square feet of space in the initial Premises in the parking facilities located on the Property, and Tenant shall have the right to use one (1) parking space in the executive parking lot serving the Building. All parking spaces provided to Tenant shall be unreserved and are to be used by Tenant, its employees and invitees in common with the other tenants of the Building and their employees and invitees. Landlord reserves the right to build improvements upon, reduce the size of, relocate, reconfigure, eliminate, and/or make alterations or additions to such parking facilities at any time. The use of the parking spaces is provided by Landlord to Tenant without additional charge.

35. **Storage**. If Landlord makes available to Tenant any storage space outside the Premises, anything stored therein shall be wholly at the risk of Tenant, and Landlord shall have no responsibility or liability for the items stored therein.

36. **Waste Disposal**.

(a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subsection (b) below) shall be disposed of through the janitorial service.

(b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to subsection (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subsection (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions of this subsection (b).

37. **Surrender of Premises**. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, natural wear and tear only excepted, and Tenant shall remove all of its personality therefrom and shall, if directed to do so by Landlord, remove all improvements and restore the Premises to its original condition prior to the construction of any improvements which have been made therein by or on behalf of Tenant, including any improvements made prior to the Commencement Date. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or

other tort. Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

38. **Clean in Premises**. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant's possession commenced, natural wear and tear excepted, regardless of whether any Security Deposit (as defined in Section 44 below) has been forfeited.

39. **No Estate In Land**. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy or sale, and not assignable by Tenant except with Landlord's consent.

40. **Cumulative Rights**. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

41. **Paragraph Titles; Severability**. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

42. **Damage or Theft of Personal Property**. All personal property brought into the Premises shall be at the risk of Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of Landlord, its employees and agents.

43. **Holding Over**. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord's written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at the higher of one hundred fifty percent (150%) of the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term, or one hundred fifty percent (150%) of the then current fair market rental value of the Premises as the same would be adjusted pursuant to the provisions of Section 3 hereof. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord's written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

44. Security Deposit. [Intentionally deleted.]

45. Tenant Finishes.

(a) Tenant hereby agrees to accept the Premises "AS IS, WHERE IS AND WITH ALL FAULTS", and acknowledges that, except as set forth on the Work Letter attached hereto as Exhibit B, if any, Landlord is not obligated to construct any tenant improvements or to provide any buildout allowances. The Work Letter if attached hereto as Exhibit "B" is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

(b) Tenant and Tenant's agents shall be permitted to enter the Premises prior to the Commencement Date of the Term of the Lease in order that Tenant may install furniture and telecommunications/data wiring to ready the Premises for Tenant's use and occupancy. Such entry is conditioned upon Tenant and its agents, contractors, employees and invitees working in harmony and not interfering with Landlord and its agents, contractors and employees in doing the Landlord's Work (as defined on Exhibit B). If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon 24 hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Base Rent and Operating Expenses, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Commencement Date of the term of the Lease, the same being at Tenant's sole risk.

46. Rules and Regulations. The rules and regulations in regard to the Building, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of said Building, are hereby made a part of this Lease and shall, during the said term, be observed and performed by Tenant, its agents, employees and invitees.

47. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

48. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between Landlord, Tenant and/or Agent not embodied herein shall be of any force or effect.

49. Limitation of Liability. Landlord's and Agent's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor Agent nor any officer, director, shareholder, member, manager, agent, employee or partner of Landlord or Agent, or any officer, director, shareholder, member, manager, agent., employee or partner of any partner or member

of Landlord or Agent, shall have any personal liability whatsoever with respect to this Lease. No owner of the Property, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Property. Tenant shall have no right, and hereby expressly waives any right to, perform any work on behalf of Landlord or otherwise exercise "self help" and any right to deduct or withhold any amounts from any rentals due hereunder.

50. **Submission of Agreement**. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

51. **Authority**. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the State of North Carolina, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. In the event any such representation and warranty is false, all persons who execute this Lease shall be individually, jointly and severally, liable as Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

52. **Relocation**. At any time or from time to time during the Term or any renewal thereof, Landlord shall have the unrestricted right to relocate Tenant from the Premises to any other office space in the Project. Landlord shall provide Tenant at least ninety (90) days prior written notice of any such relocation and Landlord shall reimburse Tenant for all reasonable expenses incurred by Tenant in connection with such relocation including moving expenses, telecommunications and data cabling and hookup and the cost of a reasonable supply of replacement stationery. Landlord shall, at its sole expense, renovate or construct improvements in the relocation space that are substantially similar to those in the Premises. Following any such relocation, Landlord and Tenant shall enter into an amendment to this Lease to reflect that the Premises consists of the relocation space. All other terms and conditions of the Lease shall remain unchanged following such relocation.

53. **Broker Disclosure**. CK Charlotte Suburban Brokerage, LLC, a real estate broker licensed in the State of North Carolina, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no other broker other than the broker identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

54. **Notices**. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth below. Any such notice shall be deemed given on the date sent or deposited

for delivery in accordance with one of the permitted methods described above. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt, Either party may change its notice address by notice to the other party in accordance with the terms of this Section 54. The following are the initial notice addresses for each party:

Landlord's Notice Address:

c/o Wells Fargo Bank, N.A.
301 South College Street
Mail Code: MAC D1053-04B
Charlotte, NC 28202
Attn: Michael Wilson
Phone: (704) 715-3096

with a copy to:

Wells Fargo Bank, N.A.
301 South College Street
Mail Code: MAC D1053-300
Charlotte, NC 28202
Attn: Deborah Snyder, Esq.
Phone: (803) 514-2327

and with a copy to:

K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, NC 28202
Attn: Peter McLean III
Phone: (704) 331-7421

Tenant's Notice Address:

____
____
____
Attention: ____________

55. <u>Force Majeure</u>. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord's control (a "force majeure event") which results in Landlord being unable to timely perform its obligations hereunder to repair the Premises, provide services, or complete the Landlord's Work (as provided in Exhibit "B"), so long as Landlord diligently proceeds to perform such obligations after the end of the force majeure event, Landlord shall not be in breach hereunder, this Lease shall not terminate, and Tenant's obligation to pay any Base Rent, Additional Rent, or any other charges and sums due and payable shall not be excused.

56. <u>Financial Statements</u>. On or before the Commencement Date and thereafter, upon Landlord's written request, but not more often than once per year, Tenant shall promptly

furnish to Landlord a financial statement with respect to Tenant (and any guarantor of this Lease) for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, together with such other financial information as Landlord may reasonably request.

57. **Governing Law**. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

58. **Recording.** Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or deemed in its sole discretion.

59. **Anti-Terrorism Representation**.

(a) Tenant is not, and shall not during the Term of the Lease become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. r. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti-Terrorism Laws"), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, "Prohibited Persons").

(b) To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Property. Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Property.

(c) Tenant's breach of any representation or covenant set forth in this Section 59 shall constitute a breach of this Lease on behalf of Tenant, entitling Landlord to any and all remedies hereunder, or at law or in equity.

60. **Special Stipulations**. None.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this 11 day of June, 2014.

TENANT:	LANDLORD:
CHANTICLEER HOLDINGS, INC., a Delaware corporation	**REDUS NC COMMERCIAL, LLC,** a Delaware limited liability company
By: [signature]	By: REDUS Properties, Inc., its Sole Member
Name: Eric S. Lederer	By: [signature]
Title: CFO	Name: Michael L. Wilson
	Title: VP

CH-3126601 v2

RULES AND REGULATIONS

1. Tenant shall keep the Premises and all common areas utilized by Tenant, its agents, employees, independent contractors, licensees and invitees, clean and shall not allow debris from the Premises to collect in any of the corridors, halls, stairs, ventilators, elevators, lobbies or other areas of the Building. All trash, refuse and debris shall be placed in appropriate containers designated for trash collection by Landlord from time to time. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Tenant shall use its best efforts to require its agents, employees, independent contractors, invitees and licensees to deposit cigarettes and all tobacco products only in ash trays within the Building or Premises and to refrain from littering any portion of the Building or the Property with trash or other debris. Tenant shall comply with and enforce all smoking policies adopted from time to time by Landlord for the Building and common areas. Smoking shall not be permitted in any of the common areas or in the Premises. Notwithstanding the foregoing, Landlord may designate a specific area within the common areas as a permitted or designated smoking area and Tenant shall cause its employees and invitees to utilize only the permitted or designated smoking areas within the common areas for smoking areas.

2. Hallway doors to the Premises opening into common areas or public corridors shall have no signs, door hardware, kickplates or other fixtures attached thereto unless approved in writing by Landlord and shall be kept closed at all times except for those limited periods when actually used for entry to and exit from the Premises. No signs (including name plates or signage identifying Tenant as the tenant of the Premises), banners, flags, placards, pictures, advertisements or notices shall be installed or displayed upon the interior or exterior portions of the Building or within those portions of the Premises which are visible from the exterior of the Building or any of the common areas without Landlord's prior written approval. Informational signage identifying Tenant's office space and lobby area building directories shall be of a standard and uniform size and of color and style approved by Landlord.

3. No birds, pets or animals of any kind shall be permitted in the Premises, the Building or on the Property.

4. Toilets, sinks, urinals, or other apparatus in the Building shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substance of any kind shall be deposited therein. Any damage resulting from misuse of any toilets, sinks, urinals or other apparatus in the Building shall be repaired and paid for by the tenant whose employees, subtenants, assignees or any of their servants, employees, agents, visitors, licensees, or invitees may have caused such damage.

5. Tenant shall furnish Landlord or its agent with keys to all locked offices, washrooms, and other rooms within the Premises and shall promptly furnish Landlord with new keys if those locks are supplemented or changed. In the event Landlord elects to provide a card access entry system for the Building and Premises, Tenant shall be furnished with a reasonable allotment of access cards at Tenant's cost. Tenant shall assume full responsibility for protecting the Premises and the contents thereof from theft, robbery, pilferage, vandalism, and other loss. Tenant shall, upon the termination of the Lease, return to Landlord all keys (or access cards) to

the Premises and the Building and all offices, washrooms, storage rooms and other locked areas within the Premises. Tenant shall pay to Landlord the cost of replacing any lost keys or access cards or of changing the lock or locks as a result of the loss of such keys or access cards.

6. The parking lots, driveways, roadways, elevators, lobbies, restrooms, courtyards, vestibules, paths, walkways, sidewalks, entrances, stairways, landings, corridors, and halls of the Premises, the Building and the Property (a) shall not be obstructed or used for any purpose other than ingress and egress and (b) are not for the use of the general public. Landlord shall in all cases retain the right to control and prevent access to the Premises, the Building and the Property by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the conduct of its business within the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities or fail to abide by or comply with all parking, loading, unloading, delivery and access rules and regulations of the Building. Neither Tenant nor any employee of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

7. Tenant assumes the risk and responsibility of moving its property in and out of the Building and the Premises. Landlord shall not be responsible for loss or damage of any nature or from whatever cause to any of Tenant's personal property.

8. Supplies, goods and packages of any kind shall be delivered only through designated service areas or through the loading dock areas of the Building. All deliveries (including the moving of Tenant's personal property in and out of the Building and the Premises) shall be made through freight elevators designated by Landlord and only during such hours as designated from time to time by Landlord. No deliveries shall be made through the main lobbies of the Building or which impede or interfere with the use of the Building by other tenants, the operation of the Building or which may in any way damage any of the common areas.

9. Landlord may take all reasonable measures it deems necessary for the safety and security of the Building or Property, including, without limitation, evacuation for cause, suspected cause, or temporary denial of Building access. There shall be no abatement of Rent and Landlord shall not be responsible for any damages resulting to Tenant from such action. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated, under the influence of alcohol or drugs, commits any act in violation of these Rules and Regulations or constitutes a security risk to the Premises, the Building or the Property.

10. Except with the prior written approval of Landlord, Tenant's employees and invitees shall not gather in any of the common areas of the Building or Property.

11. No cooking shall be permitted within the Building, except that the preparation of coffee, tea, hot chocolate, and similar items for Tenant and its employees and the use of microwave ovens by Tenant or its employees within the Premises shall be permitted provided that electric current for such use shall not exceed that amount which can be provided by a 30 amp circuit. The Premises shall not be used for manufacturing or for the storage of

merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not occupy or permit any portion of the Premises to be occupied or used in violation of any applicable governmental law or the restrictions set forth in the Lease, for the manufacture, sale, storage or use of alcohol, narcotics or tobacco or as a medical office, barber or manicure shop or as an employment bureau without the express written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any improper, objectionable, immoral or illegal purposes, as determined in Landlord's sole discretion.

12. Tenant shall not permit or keep in the Premises any flammable, combustible, or explosive material, chemical or substance nor shall Tenant allow any smoke, dust, fumes, odors, gases, vapors or heat to be emitted from the Premises.

13. No vehicle (including bicycles and motorcycles) belonging to Tenant or to Tenant's agents, employees, or invitees shall be parked so as to impede or prevent ready access to any loading dock or any entrance to or exit from the Building, the Property or the parking lots for the Building. Except as otherwise specifically provided in the Lease Agreement, all parking for the Building is provided on a non-exclusive basis. All vehicles of any nature (including bicycles and motorcycles) shall be parked only in areas within the parking lots designated by Landlord. No vehicles of any nature shall be parked or left unattended for more than seven (7) consecutive days, unless in the ordinary course of Tenant's business and approved in writing by Landlord. The parking of motor homes, trailers, boats or delivery trucks in the garage (or parking lots) for the Building is prohibited. No bicycles or motorcycles shall be permitted inside the Building or the Premises nor shall bicycles or motorcycles be parked in a manner which would interfere with access to the Building or obstruct sidewalks or walkways on the Property.

14. No vending machine or machines of any kind shall be installed, maintained, or operated upon the Premises or common areas without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion. Tenant shall not purchase or contract to be furnished to the Premises spring water, ice, towels, janitorial, security, maintenance or other services without Landlord's prior written consent.

15. Canvassing, soliciting, peddling and distribution of handbills or any other written material in the Building or on the Property are prohibited.

16. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall of the Premises which may, in Landlord's opinion, appear unsightly from outside the Building. All drywall and wall partitions abutting the exterior portions of the Building shall be installed in such a manner that said drywall and wall partitions shall abut the mullions of the Building and not the glass windows of the Building. No electric or other outlets or switches shall be installed on any of the window walls of the Building or on any of the vertical penetrations of the Building. Tenant shall not mark, drive nails, screw or drill into the partitions, doors, woodwork or plaster or in any way deface the Premises of the Building, or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations and except for usual and customary interior decorating and the installation of furniture, fixtures and telephones and electrical equipment. Landlord reserves the right to direct electricians as to

where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes in the floors, ceilings or walls for wiring. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.

17. Tenant shall not install any sunscreening, curtains, blinds, shades, screens, or other objects on any window or door of the Premises without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design, and bulb color approved by Landlord.

18. Tenant shall (i) not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of heating and air conditioning services for the Building, (ii) comply with any governmental energy saving rules, laws or regulations, (iii) refrain from tampering with or changing the setting of any thermostats, temperature control valves, or other controls affecting the heating and air conditioning system for the Building, (iv) not permit anything to be done or brought onto the Premises which would impair or interfere with the utility or other services to be provided by Landlord, (v) not utilize any other form or type of heating or cooling source within the Premises (e.g., space heaters, fans, window air conditioners) other than that provided by Landlord and (vi) promptly notify Landlord of any accidents, defects or malfunction in any of the utility services provided to the Premises. All lights and all of Tenant's office equipment in the Premises shall be turned off at night when such areas are not in use.

19. Tenant shall not install or attach any radio or television antenna, loudspeaker, or other devices or projections on the roof or exterior walls of the Building or to any part of the Premises which would, in Landlord's opinion, interfere with the communication facilities utilized by other tenants of the Building or be unsightly.

20. Landlord shall have the right to prohibit advertising by Tenant which, in Landlord's discretion, tends to impair the reputation of the Building or its desirability as an office location.

21. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:30 a.m. and at all hours on Saturday, Sunday, and legal holidays all persons who are not known to the Building watchman, if any, and who do not present a pass to the Building approved by Landlord. In the event a card access system is installed for the Building, only authorized employees of Tenant shall be provided with access cards. Tenant shall be solely responsible for the acts and omissions of all persons for whom it requests passes and all persons utilizing access cards provided by Landlord to Tenant. Landlord shall in no case be liable for damages for any error with regard to the admission to or the exclusion from the Building or the Premises of any person, including any malfunction or defect in any card access system for the Building. Landlord reserves the right to charge for replacement access cards.

22. Only hand trucks equipped with rubber tires and rubber side guards shall be used by Tenant in the Building.

23. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall first obtain, and comply with, Landlord's instructions regarding their installation.

24. Tenant's use and occupancy of the Premises are subject and subordinate to all applicable governmental laws and regulations.

25. Should Tenant desire to place any unusually heavy equipment, including, but not limited to, large files, safes and electronic data processing equipment on the Premises, it shall first obtain written approval of Landlord to place such items within the Premises, for the use of elevators within the Building, and for the proposed location for the installation of the same. Landlord shall have the right to prescribe the weight and position of any equipment that may exceed the weight load limits for the Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed, and/or to have an engineering study performed to determine such weight and position of equipment, to determine added reinforcement required and/or determine whether or not such equipment can be safely placed within the Building.

26. Tenant shall cooperate fully with the life safety plans for the Building as established and administered by Landlord, including participation by Tenant and employees of Tenant in exit drills, fire inspections, life safety orientations and other programs relating to fire safety required or directed by Landlord.

27. These Rules and Regulations are in addition to, and shall not be construed in any way to modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

28. Landlord reserves the right to rescind, alter or waive any of the provisions of these Rules and Regulations or add thereto when, in its judgment, the same is necessary or desirable for the reputation, safety, care or appearance of the Building, the operation and maintenance of the Building or the comfort of tenants of the Building.

EXHIBIT "A"

PROPERTY

(Legal Description – Quail Plaza)

Beginning at an existing iron pin in the northerly margin of the 100 foot wide right-of-way of Pineville-Matthews Road (N.C. Highway #51). Said point being located in two (2) courses and distances along the northerly margin of said road from the point of curve into McMahan Drive as follows: 1) S 89-52-58 E 164.24 feet to an existing iron pin; 2) S 89-53-06 E 105.79 feet to the beginning and thence from said beginning point along the margin of the right-of-way of Pineville-Matthews Road N 89-53-06 W 105.79 feet to an existing iron pin, said point being the southeast corner of Lot 2, a portion of Quail Hollow Center as shown in Map Book 24, Page 121 of the Mecklenburg County Public Registry; thence with the easterly and northerly lines of said Lot 2 in two (2) courses and distances as follows: 1) N 00-01-25 E 204.68 feet to an existing iron pin; 2) S 89-58-37 W 183.96 feet to an existing iron pin in the easterly margin of McMahan Drive (60 foot public right-of-way); thence with the easterly margin of McMahan Drive N 00-05-58 E 310.21 feet to a new iron pin; thence continuing with the right-of-way of McMahan Drive at its intersection with Little Avenue (60 foot right-of-way) with an arc of a circular curve to the right having a radius of 20 feet, an arc distance of 29.37 feet (Chord: N 42-10-08 E 26.80 feet) to a new iron pin; thence with the southerly margin of the right-of-way of Little Avenue with the arc of a circular curve to the right having a radius of 848.51 feet an arc distance of 16.79 feet (Chord: N 83-40-17 E 16.79 feet) to a new iron pin; thence continuing with the right-of-way of Little Avenue N 83-05-25 E 100.00 feet to a new nail; thence continuing with said right-of-way with the arc of a circular curve to the right having a radius of 1083.40 feet, an arc distance of 454.24 feet (Chord: S 84-56-48 E 450.93 feet) to an existing iron pin; said point being the northwesterly corner of the Quail Phoenix Ltd. Partnership property as described in Deed Book 7937, Page 363 of said Registry; thence with its line in five (5) courses and distances as follows: 1) S 2019-55 W 312.25 feet to an existing nail; 2) N 89-49-53 W 83.47 feet to an existing nail; 3) S 20-19-46 W 139.69 feet to an existing nail; 4) N 89-54-29 W 53.29 feet to an existing nail; and 5) S 00-08-35 W 85.60 feet to the point and place of beginning containing 4.828 acres or 210,287.66 square feet of land as shown on a survey prepared by R. B. Pharr & Associates, P.A., dated July 11, 1996 last revised on September 25, 1996. Furthermore being known as Lot 1, a portion of Quail Hollow Center as shown in Map Book 24, Page 121 of the Mecklenburg Public Registry.

<u>EXHIBIT "A-1"</u>

PREMISES

SUITE 414
AS-BUILT - 1 OF 1
QUAIL PLAZA
1,856 RSF
SCALE: 1/8" = 1'-0"
DATE: JULY 2, 2012



KEY PLAN



Childress Klein
PROPERTIES

SMITH HARRIS DESIGN associates

CH-3126601 v2

EXHIBIT "B"

(WORK LETTER)

Tenant hereby agrees to accept the Premises "AS IS, WHERE IS AND WITH ALL FAULTS", and, except as specifically set forth below, Landlord is not obligated to construct any tenant improvements nor to provide Tenant any improvement allowance.

Subject to compliance with all applicable laws, covenants, and restrictions and using Building standard materials and construction methods, Landlord, at Landlord's sole expense, shall use reasonable speed and diligence to substantially complete the work (the "Landlord's Work") described on the plans and/or working description attached hereto as Exhibit "B-1" and by this reference made a part hereof. Landlord and Tenant shall work together in good faith to jointly plan the construction schedule for Landlord's Work, with which construction schedule Tenant shall cooperate and provide access to the Premises, as applicable and appropriate. Landlord shall not be obligated to substantially complete the Landlord's Work by any particular date, and the Commencement Date shall occur as scheduled, regardless of the status of such completion. No liability whatsoever shall arise or accrue against Landlord by reason of its failure to substantially complete the Landlord's Work by any particular date. Any changes or upgrades to Landlord's Work shall be mutually agreed upon in writing by both Landlord and Tenant, and any additional costs associated therewith shall be borne by Tenant. Upon substantial completion of the Landlord's Work, Tenant hereby expressly acknowledges and agrees that it shall accept, and shall be deemed to have accepted, the Premises and the Landlord's Work AS IS, WHERE IS, and as suitable for the purposes for which the same are leased hereby.

EXHIBIT "B-1"

1. Provide Building standard carpet and base.

2. One coat of Building standard paint to match existing paint.

EXHIBIT "C"

ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT
Quail Plaza

Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit is attached (the "Lease"), and all tenant finish items to be completed by the Landlord, or Landlord's contractors, have been satisfactorily completed in every respect, except for the punch list items set forth below, and tenant hereby accepts said Premises as substantially complete and ready for the uses intended as set forth in the Lease. Landlord shall complete the punch list items, if any, as soon as is reasonably possible. Possession of the Premises is hereby delivered to Tenant, and any damages to walls, ceilings, floors or existing work, except for any damages caused by Landlord or Landlord's contractors in completing any punch list items, shall be the sole responsibility of Tenant.

If any improvements or tenant finishes are to be constructed or installed by Tenant or Tenant's contractors, as previously approved by Landlord, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any claims, demands, loss or damage Landlord may suffer or sustain as a result of such work by Tenant or Tenant's contractors, including, without limitation, any claim of lien which may be filed against the Premises or Landlord's Property as a result of such work by Tenant's contractors or representatives. In the event any such claim of lien is filed against Landlord's Property by any contractor, laborer or materialman performing work on the Premises at Tenant's direction, Tenant agrees to cause such lien to be discharged, by payment of the claim or bond, within ten (10) days of receipt of demand by Landlord.

Tenant and Landlord hereby further acknowledge and agree as follows:

1. The Lease Commencement Date (as defined in the Lease) is June 20, 2014 and the Lease Expiration Date (as defined in the Lease) is August 31, 2018.

2. The initial base rent payable under the Lease is $ 2,859.79/month and will commence on August 20, 2014.

3. The free Base Rent Period, if applicable, is June 20, 2014 to August 19, 2014.

4. Tenant intends to occupy the Premises on June 20, 2014.

5. Keys to the Premises have been delivered to Tenant or Tenant's representative.

6. The following punch list items are all that remain to be completed by Landlord or Landlord's contractor:

____

____

____

(unless something is inserted above, the parties agree that no punch list items remain to be completed)

7. The Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supercede and control, and the Lease shall be deemed modified and amended to conform with the provisions hereof.

8. Other agreements or modification:

none

____

____

(unless something is inserted above, the parties agree that there are no other agreements or modifications)

(SIGNATURES APPEAR ON NEXT PAGE)

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this 24 day of June, 2014.

LANDLORD:

REDUS NC COMMERCIAL, LLC, a
Delaware limited liability company

By: REDUS Properties, Inc., its sole
member and manager

By: [signature]
Name: Michael L. Wilson
Title: VP

TENANT:

CHANTICLEER HOLDINGS, INC. ,a
Delaware corporation

By: [signature]
Name: Eric S. Lederer
Title: CFO

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this ___ day of ____________, 2014.

TEMPLATE FOR COMMENCEMENT DATE LETTER; TO BE EXECUTED AT COMMENCEMENT DATE NOT AT LEASE EXECUTION.

TENANT:

CHANTICLEER HOLDING, INC., a Delaware corporation

By: ______________________
Name: ______________________
Title: ______________________

LANDLORD:

REDUS NC COMMERCIAL, LLC, a Delaware limited liability company

By: REDUS Properties, Inc., its Manager

By: ______________________
Name: ______________________
Title: ______________________

North Carolina)
)
Mecklenburg County)

EXECUTION VERSION

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "**First Amendment**") is made and entered into this 21st day of January, 2016 (the "**Effective Date**"), by and between **TPP 218 QUAIL PLAZA, LLC**, a Delaware limited liability company, hereinafter referred to as "**Landlord**," and **CHANTICLEER HOLDINGS, INC.**, a Delaware corporation, hereinafter referred to as "**Tenant**". Tenant leases from Landlord space in the amount of approximately 1,855 rentable square feet (the "**Existing Premises**"), located on the fourth (4th) floor of the Building commonly known as Quail Plaza, located at 7621 Little Avenue, Charlotte, North Carolina 28226 (the "**Building**").

WITNESSETH:

WHEREAS, Landlord's predecessor and Tenant entered into an Office Lease dated June 11, 2014 (the "**Lease**"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for, among other things, an expansion of the size of the Existing Premises to approximately 2,634 rentable square feet, by adding approximately 779 rentable square feet of space on the fourth (4th) floor of the Building to the Existing Premises, establishing the Base Rent due for the Expansion Space; providing for an abatement of Base Rent for the Expansion Space, and amending the Lease in certain other respects to reflect the addition of the Expansion Space to the Premises, all on the terms and conditions contained herein.

NOW THEREFORE, based on the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree to amend the Lease as follows:

1. **Recitals.** The foregoing recitals are true and incorporated in this First Amendment.

2. **Definitions.** Unless otherwise expressly defined or modified in this First Amendment, all capitalized terms used in this First Amendment shall have the respective meanings ascribed to them in the Lease.

3. **Amendment.** The Lease is hereby amended as follows:

3.1 **Expansion of Premises.** Effective on and after February 1, 2016 (the "**Expansion Space Commencement Date**"):

a. The Premises under the Lease is hereby amended to include the approximately 779 rentable square feet of space on the fourth (4th) floor of the Building, known as Suite 415, as more particularly shown on **Exhibit A** attached hereto and incorporated herein by reference (the "**Expansion Space**"), and, as such: (i) the Premises under the Lease shall be hereby amended to consist of approximately 2,634 rentable square feet (which figure combines the Existing Premises under the Lease containing approximately

1,855 rentable square feet on the fourth (4th) floor of the Building and the Expansion Space containing approximately 779 rentable square feet of space on the fourth (4th) floor of the Building) and (ii) any and all references or calculations in the Lease involving the number of rentable square feet in the Premises, including, without limitation, Tenant's Proportionate Share, are hereby adjusted to reflect that the Premises consists of approximately 2,634 rentable square feet.; and

b. Except as otherwise provided in this First Amendment, all terms and conditions of the Lease (including, without limitation, the Expiration Date of August 31, 2018) shall apply to the Expansion Space as part of the Premises.

3.2 **Rent.**

a. Expansion Space. Effective for the period of the Term on and after the Expansion Space Commencement Date, the Base Rent for the Expansion Space shall be paid in equal monthly installments on or before the first day of each calendar month, without offset, notice or deduction in accordance with the other terms of the Lease and the following Base Rent Schedule[1]:

FROM	THROUGH	RATE PER RSF	MONTHLY INSTALLMENT	CUMULATIVE AMOUNT FOR THE PERIOD
2/1/16	3/31/16	$22.00 (Abated)	$0.00 (Abated)	$0.00 (Abated)
4/1/16	1/31/17	$22.00	$1,428.17	$14,281.70
2/1/17	1/31/18	$22.66	$1,471.01	$17,652.14
2/1/18	8/31/18	$23.34	$1,515.16	$10,606.12

b. Existing Premises. Tenant shall continue to pay Base Rent for the Existing Premises to and through the Expiration Date at the rates per square foot of Rentable Area set forth in and in accordance with the terms of the Lease.

3.3 **Abatement of Base Rent**. As provided in the Base Rent Schedule in Section 3.2 above, Tenant is granted an abatement of two (2) months of Rent for the Expansion Space following the Expansion Space Commencement Date (the "Expansion Space Abatement Period").

[1] Notwithstanding the fact that there are separate Base Rent Schedules for the Existing Premises and the Expansion Space, the Base Rent due for the Premises as a whole shall be deemed to be a single cumulative amount and payment, which is the total of the Base Rent due for the Existing Premises, as set forth in the Lease, as amended, and the Base Rent due for the Expansion Space, as set forth in Section 3.2(a). Any failure to pay the cumulative Base Rent amount shall be a default for the entire Lease and the entire Premises, not just for a portion of the Premises.

3.4 **Operating Expenses.** Tenant shall be responsible for Operating Expenses and all other charges due under the Lease for the Expansion Space in the same manner and on the same terms as for the Existing Premises; provided, however, that as of the Expansion Space Commencement Date, Tenant's Share shall increase to three and four hundredths percent (3.04%).

3.5 **Landlord's Work.** Prior to the Expansion Space Commencement Date, Landlord, at Landlord's expense, shall cause the following items to be performed in and to the Expansion Space (**"Landlord's Work"**):

(a) Apply one coat of paint in the Expansion Space to match the Existing Premises;

(b) Steam clean the carpet in the Expansion Space; and

(c) Construct a framed door opening in the location shown on **Exhibit A.**

Except for Landlord's Work, Tenant agrees to accept possession of the Expansion Space in "as is, where is" condition with no other upfit or improvement obligation on the part of Landlord.

3.6 **Landlord's Rent Payment Address.** Section 3 of the Lease is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

"Tenant shall pay to Landlord, at TPP 218 Quail Plaza, LLC, P.O. Box 205618, Dallas, TX 75320-5618, or at such other place as Landlord shall designate in writing to Tenant, annual base rent ("Base Rent") in the amounts set forth in the Basic Lease Provisions.

3.7 **Landlord's Notice Address.** Section 54 of the Lease is hereby amended by deleting Landlord's Notice Address in its entirety and replacing it with the following:

Landlord's Notice Address:	TPP 218 Quail Plaza, LLC Attn: John Mearns 750 N. Saint Paul Street, Suite 900 Dallas, Texas 75201
with a copy to:	Allman Spry Davis Leggett & Crumpler, P.A. Attn: M. Joseph Allman 380 Knollwood Street, Suite 700 Winston-Salem, NC 27103 Telephone: (336) 631-1447 Facsimile: (336) 722-8720 Email: mjallman@allmanspry.com

3.8 **Brokers and Commissions.**

a. Broker. Landlord and Tenant each represent and warrant to the other that it has not consulted, negotiated, or dealt with any real estate broker, finder, or other person with respect to this First Amendment except CCRE Commercial Real Estate, LLC (Mark Holoman) ("Landlord's Broker").

b. Landlord's Obligation. Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this First Amendment pursuant to Landlord's separate agreement with Landlord's Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with the First Amendment to Lease or any amendment or extension thereto. The provisions of this Section 3.8 shall survive the termination of this Lease.

4. **Counterparts**. This First Amendment may be executed in multiple counterparts (with separate counterpart signature pages), each of which, when taken together, shall constitute a single instrument, and this First Amendment may be delivered from one party to the other by exchange of electronic "pdf" signatures or by facsimile signatures, which shall have the same legal effect as original signatures; provided, however, that within two (2) business days following any execution and delivery by Tenant of an electronic or facsimile signature, Tenant shall deliver the original executed First Amendment to Landlord (however, the failure to so deliver the original executed First Amendment shall not affect the validity of the executed First Amendment).

5. **Amendment to Lease.** The foregoing amends the Lease. Except as specifically modified and amended by this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

6. **Exhibits and Addenda.** If any exhibits or addenda are noted below, such exhibits and/or addenda are incorporated herein and made a part of this First Amendment to Lease.

a. **Exhibit A – Expansion Space Premises**

THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease or have caused their duly authorized representatives to execute the same in four (4) original counterparts, as of the day and year first above written.

LANDLORD:

TPP 218 QUAIL PLAZA, LLC, a Delaware limited liability company

Witness: Adam Aultz

Adam Aultz
Print Name

By: John Maoras

Name: John Maoras

Title: Vice President

Dated: 1/21/2016

TENANT:

CHANTICLEER HOLDINGS, INC., a Delaware corporation

Witness: Michelle Arcidiacono

Michelle Arcidiacono
Print Name

By: MDP

Name: Michael D. Pruitt

Title: President

Dated: 1/21/16

EXHIBIT A
EXPANSION SPACE PREMISES

7621 Little Avenue | 4th Floor - Suite 415

CNL Commercial Real Estate


Approximate location of new cased opening to be installed by Landlord

North Carolina)
)
Mecklenburg County)

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("**Second Amendment**") is made and entered into as of the 8th day of ~~July~~ August, 2018 (the "**Effective Date**"), by and between **TPP 218 QUAIL PLAZA, LLC**, a Delaware limited liability company, hereinafter referred to as "Landlord", and **CHANTICLEER HOLDINGS, INC.**, a Delaware corporation, hereinafter referred to as "**Tenant**."

W I T N E S S E T H:

WHEREAS, Landlord's predecessor and Tenant entered into that certain Lease Agreement dated June 11, 2014 (the **"Original Lease"**), as modified by that certain First Amendment to Lease dated January 21, 2016 (the **"First Amendment"** and collectively with the Original Lease, the "**Lease**");

WHEREAS, Tenant leases from Landlord office space in the amount of approximately 2,634 rentable square feet in Suites 414 and 415 (the "**Existing Premises**"), on the fourth floor of the Building commonly known as Quail Plaza, located at 7621 Little Avenue, Charlotte, North Carolina 28226 (the "**Building**");

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for, among other things, an extension of the Lease Term, the surrender to Landlord of a portion of the Existing Premises, and such other modifications and amendments to the Lease as provided herein.

NOW THEREFORE, based on the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree to amend the Lease as follows:

1. Recitals. The foregoing recitals are true and incorporated in this Second Amendment.

2. Definitions. Unless otherwise expressly defined or modified in this Second Amendment, all capitalized terms used in this Second Amendment shall have the respective meanings ascribed to them in the Lease.

3. Amendments. The Lease is hereby amended as follows:

   3.1 **Extension of Lease Term.** The Term of the Lease is hereby extended by twenty-four (24) months (sometimes referred to herein as the "**Extended Term**"), from September 1, 2018 through and including August 31, 2020 (the "**Expiration Date**"), and as such, the Term of the Lease shall expire on the Expiration Date, unless extended or earlier terminated in accordance with the terms of the Lease. All references in the Lease and this Second Amendment to the Term shall include the Extended Term.

3.2 **Surrender of Space to Landlord.**

a. Surrender Space. Effective as of August 31, 2018 (the "**Reduction Date**"), the Existing Premises shall be reduced by Tenant's surrender of space to Landlord consisting of the entirety of Suite 415 (approximately 779 rentable square feet) (collectively, the "**Surrender Space**") as shown on **Exhibit A** attached hereto. Landlord and Tenant agree that the Surrender Space shall be surrendered and returned to Landlord in accordance with the provisions of Section 3.2(b) below on or before August 31, 2018. As of the Reduction Date, the Premises shall be reduced by the 779 rentable square feet comprising the Surrender Space.

b. Surrender Condition. Effective on August 31, 2018, the Lease shall be deemed terminated as to the Surrender Space, but the Surrender Space only, in the same manner and effect and on the same terms as if the Reduction Date was the otherwise naturally scheduled expiration date under the Lease for the Surrender Space. The Lease shall remain in full force and effect as to the Remaining Premises (defined in Section 3.2(c) below). On or before the Reduction Date, Tenant shall deliver and surrender possession of the Surrender Space to Landlord in the condition required under Section 37 of the Original Lease for the surrender of the Premises at the end of the Term, and on the Reduction Date, Landlord shall have the right to re-take possession of the Surrender Space free from any claim by Tenant. The failure to surrender possession of the Surrender Space to Landlord on or before August 31, 2018 shall be deemed and treated as a holdover by Tenant for the Surrender Space under Section 43 of the Original Lease.

c. Remaining Premises. Effective on and after the Reduction Date, the Premises shall contain approximately 1,855 rentable square feet located in Suite 414 of the Building (sometimes referred to in this Second Amendment as the "**Remaining Premises**"). The Remaining Premises is also identified on **Exhibit A** attached hereto and incorporated herein by reference. Effective on and after the Reduction Date, any and all references and calculations in the Lease, including the number of rentable square feet in the Premises, shall automatically be adjusted to reflect that the Premises contains approximately 1,855 rentable square feet.

3.3 **Base Rent for the Remaining Premises**. Effective for the period of the Term beginning on September 1, 2018, Tenant shall pay Base Rent on the Remaining Premises in equal monthly installments on or before the first day of each calendar month, without offset, notice, or deduction, and in accordance with the other terms of the Lease, in the amounts set forth in the following Base Rent schedule:

FROM	THROUGH	RATE PER RSF	SQUARE FOOTAGE	MONTHLY INSTALLMENT	CUMULATIVE AMOUNT FOR THE PERIOD
9/1/2018	8/31/2019	$24.50	1,855	$3,787.29	$45,447.50
9/1/2019	8/31/2020	$25.24	1,855	$3,901.68	$46,820.20

3.4 **Operating Expenses.** Tenant shall be responsible for Operating Expenses and all other charges due under the Lease for the Remaining Premises in the same manner and on the same terms as provided in the Lease; provided, however, as of September 1, 2018, Tenant's Share shall decrease to two and eight hundredths percent (2.08%). Tenant shall remain liable for all charges arising and accruing for the Surrender Space through and including the Reduction Date.

3.5 **Demising Wall.** Following the Effective Date of this Second Amendment, Landlord, at Landlord's sole cost and expense, shall remove the framed opening between Suites 414 and 415 on the fourth floor of the Building and shall construct a demising wall in the same location to separate the Surrender Space from the Remaining Premises.

3.6 **Delivery Condition.** Tenant acknowledges that it is in possession of the Remaining Premises and is leasing the Remaining Premises in **"AS IS, WHERE IS"** condition, with no improvement or upfit obligation on the part of Landlord.

3.7 **Brokers and Commissions.**

a. Broker. Landlord and Tenant each represent and warrant to the other that it has not consulted, negotiated, or dealt with any real estate broker, finder, or other person with respect to this Second Amendment except Cushman & Wakefield (Jessica Brown and Kris Westmoreland) ("**Landlord's Broker**").

b. Landlord's Obligation. Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Second Amendment pursuant to Landlord's separate agreement with Landlord's Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with the Second Amendment to Lease or any amendment or extension thereto. The provisions of this Section 3.7 shall survive the termination of this Lease.

4. Counterparts. This Second Amendment may be executed in multiple

counterparts (with separate counterpart signature pages), each of which, when taken together, shall constitute a single instrument, and this Second Amendment may be delivered from one party to the other by exchange of electronic "pdf" signatures or by facsimile signatures, which shall have the same legal effect as original signatures; provided, however, that within two (2) business days following any execution and delivery by Tenant of an electronic or facsimile signature, Tenant shall deliver the original executed Second Amendment to Landlord (however, the failure to so deliver the original executed Second Amendment shall not affect the validity of the executed Second Amendment).

5. Amendment to Lease. The foregoing amends the Lease. Except as specifically modified and amended by this Second Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

6. Exhibits and Addenda. If any exhibits or addenda are noted below, such exhibits and/or addenda are incorporated herein and made a part of this Second Amendment to Lease.

   a. **Exhibit A – Surrender Space and Remaining Premises**

THE NEXT PAGE IS THE SIGNATURE PAGE

IN WITNESS WHEREOF, the parties herelo have executed this Fifth Amendment to Lease as of the day and year first above written.

LANDLORD:
TPP 218 QUAIL PLAZA, LLC,
a Delaware limited liability company

Witness:

Adam Aultz

Adam Aultz

Print Name

By: John Mearns

Name: John Mearns
Vice President

Title:

Dated: 8/8/2018

TENANT:
CHANTICLEER HOLDINGS INC.,
a Delaware corporation

Witness:

Michelle Arcidiacono

Michelle Arcidiacono

Print Name

By:

Name: Michael D. Pruitt

Title: President

Dated: August 8, 2018

EXHIBIT A
SURRENDER SPACE AND REMAINING PREMISES

Surrender Space


KEY PLAN

QUAIL PLAZA
7621 LITTLE AVENUE
FOURTH FLOOR - SUITE 415
779 RSF

CUSHMAN & WAKEFIELD

Remaining Premises


KEY PLAN

QUAIL PLAZA
7621 LITTLE AVENUE
FOURTH FLOOR - SUITE 414
1,855 RSF

CUSHMAN & WAKEFIELD